Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

GenOn Energy, Inc. Announces Proposed Offering of Senior Secured First Lien Notes

PRINCETON, NJ; May 4, 2017— GenOn Energy, Inc. (“GenOn”), a wholly-owned subsidiary of NRG Energy, Inc. (NYSE: NRG), announced today that it intends to commence an offering of $540 million in aggregate principal amount of senior secured first lien notes due 2022 (the “New Notes”). The New Notes will be senior first-priority secured obligations of GenOn and will be guaranteed by its existing and future restricted subsidiaries that guarantee GenOn’s existing revolving credit facility.

The New Notes will be initially issued by a special purpose limited liability company (the “Escrow Issuer”) which will not be an affiliate of GenOn, and the proceeds of the offering will be deposited in a segregated escrow account until the date on which certain escrow conditions are satisfied and the escrow proceeds are released (the “Escrow Conditions”).  Concurrent with the satisfaction of the Escrow Conditions, the Escrow Issuer will merge with and into GenOn and GenOn will be the surviving entity and assume all of the obligations of the Escrow Issuer under the notes and the indenture governing the notes by operation of law (the “Merger”).

Upon the consummation of the Merger, GenOn will use the net proceeds from the offering, together with cash on hand, to redeem or discharge its outstanding 7.875% senior notes due 2017 (the “2017 Senior Notes”) in accordance with their terms and to pay fees and expenses related to the offering of the New Notes.

The New Notes will be subject to a special mandatory redemption if the Escrow Conditions are not satisfied or if GenOn, in its sole discretion, otherwise determines to redeem the New Notes on or prior to June 14, 2017.

The New Notes and related guarantees are being offered only (1) in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and (2) outside the United States in offshore transactions to non-U.S. persons in compliance with Regulation S under the Securities Act. The New Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This notice is issued pursuant to Rule 135c under the Securities Act, and does not constitute an offer to sell, or a solicitation of an offer to purchase, the New Notes.

Forward-Looking Statements

This communication contains forward-looking statements that may state GenOn or its management’s intentions, beliefs, expectations or predictions for the future. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although GenOn believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the capital markets generally and whether the Escrow Issuer will offer the New Notes, whether the Escrow Conditions are satisfied and the proposed Merger is consummated so that the offering is completed, the anticipated terms of the New Notes and the anticipated use of proceeds.

The foregoing review of factors that could cause GenOn’s actual results to differ materially from those contemplated in the forward-looking statements included herein should be considered in connection with information regarding risks and uncertainties that may affect GenOn’s future results included in GenOn’s filings with the SEC at www.sec.gov.

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Contacts:

Media:	Investors:
Marijke Shugrue	Kevin Cole
609.524.5262	609.524.4526

Lindsey Puchyr
609.524.4527